UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BITNILE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1721931
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

11411 Southern Highlands Parkway, Suite 240 Las Vegas, Nevada	89141
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-260618

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered.

The class of securities to be registered hereunder is the 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), of BitNile Holdings, Inc. (the “Company”). For a description of the Series D Preferred Stock, reference is made to the information under the heading “Description of the Series D Preferred Stock” included in the Preliminary Prospectus Supplement relating to the Series D Preferred Stock dated May 25, 2022, filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) of the general rules and regulations of the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Exhibit Description
3.1	Certificate of Incorporation, dated September 22, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 29, 2017).
3.2	Certificate of Amendment to Certificate of Incorporation, dated January 2, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 3, 2019).
3.3	Certificate of Amendment to Certificate of Incorporation, dated March 14, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 14, 2019).
3.4	Bylaws, dated August 13, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 14, 2020).
3.5	Amended and Restated Bylaws, dated November 2, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 3, 2021).
3.6	Certificate of Designation, Rights and Preferences relating to the 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share, dated May 25, 2022.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	May 26, 2022

BITNILE HOLDINGS, INC.

By:	/s/ Henry Nisser
Name:	Henry Nisser
Title:	President and General Counsel